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                                                                   EXHIBIT 10.48

                             EMPLOYMENT AGREEMENT


THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of January 4, 1999, by and between Easyriders, Inc., a California corporation (the "Company") and J. Robert Fabregas (the "Executive").

                                  WITNESSETH:

WHEREAS, the Company is engaged in the publishing of special interest magazines directed to motorcycle and tattoo enthusiasts;

WHEREAS, the Executive, by education and experience, possesses extraordinary qualifications to serve as an executive officer of the Company; and

WHEREAS, the Company desires to employ the Executive and the Executive desires to accept such employment with the Company, in each case upon the terms and subject to the conditions hereinafter set forth;

    NOW THEREFORE, in consideration of the premises and the mutual covenants herein set forth, it is agreed as follows:

1. EMPLOYMENT. The Company agrees to employ the Executive, and the Executive agrees to be employed by the Company, subject to the terms and conditions set forth herein.

2. TERM. Subject to the provisions hereof, the term of the Executive's employment by the Company under this Agreement shall be for three (3) years commencing on the date hereof; provided that such term of employment shall continue thereafter unlesss and until terminated by either the Company or the Executive upon no less than sixty (60) days prior written notice to the other of the desire to terminate such employment. The term of the Executive's employment hereunder, including any continuation of the original term, is hereinafter referred to as the "Employment Period."

3. POSITION AND DUTIES. During the Employment Period, the Executive shall serve as Chief Financial Officer of the Company, with such assignments, powers and duties as are assigned or delegated to him by the Board of Directors or President of the Company. Such assignments, powers and duties may, from time to time, be modified by the Company, as the Company's needs may require. The Executive shall also, at the request of the Company, perform similar services for any Affiliate (as hereinafter defined) of the Company without additional compensation. The Executive agrees to devote all of his business time, skill, attention and best efforts to the business of the Company and its Affiliates in the advancement of the best interests of the Company and its Affiliates. As used in this Agreement, the term "Affiliate" of the Company means any person,
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    corporation or other entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company. Notwithstanding anything to the contrary contained herein, the Executive shall be subject to and be bound by all employment-related agreements and policies adopted by the Company and applicable to the Company's employees generally.

4.  COMPENSATION.

    4.1 Base Salary: Withholding. For all services rendered by the Executive to the Company during the Employment Period, the Company shall pay to the Executive a salary at the annual rate of One Hundred Eighty-Five Thousand Dollars ($185,000). The compensation is to be payable, subject to such withholdings as are required by law, in installment in accordance with Company's customary payroll practices.

    4.2 Incentive Compensation. The parties acknowledge and agree that Executive shall be paid additional incentive compensation on the following terms.

        4.2.1 Company Bonus Program. The Company shall award bonus at its own discretion on a yearly basis in accordance with the terms of the corporate bonus plan.

    4.3 Stock Option. The parties acknowledge and agree that, additional incentive to Executive shall be 75,000 shares of stock and shall be vested 25,000 each year for three years pricing shall be determined by the sole discretion of the compensation committee.

    4.4 Vacation Leave. Executive shall be entitled to two (2) weeks annual vacation time with full pay which shall accrue at a rate of 6.67 vacation hours per month of employment.

    4.5 Car Allowance. Executive shall be paid a car allowance of Five Hundred Dollars ($500.00) a month due and payable on the first day of each month. Executive acknowledges that the car allowance will be treated as income and subject to federal and state withholding.

    4.6 Other Benefits. Executive shall participate in and have the benefits of all present and future holiday leave, paid leave, unpaid leave, life, accident, disability, dental, vision and health insurance plans, pension, and all other plans and benefits which the Company now or in the future from time to time makes available to any of its management executives in accordance with Company policies and procedures.

5. EXPENSES. The Company shall reimburse the Executive for such travel, entertainment and other business expenses reasonably incurred by him in

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    connection with the business of the Company and the performance of his duties hereunder upon presentation by the Executive to the Company of substantiating evidence thereof in such form as the Company reasonably may require from time to time .

6. OFFICE FACILITIES. During the Employment Period, the Company will furnish the Executive, without charge, with suitable office facilities for the purpose of performing his duties hereunder, which facilities shall include secretarial, telephone, clerical and support personnel and services.

7.  TERMINATION.

    A. TERMINATION DUE TO DEATH OR DISABILITY. If the Executive dies or becomes disabled during the Employment Period, the Executive's salary and other rights under this Agreement or as an employee of the Company shall terminate at the end of the month during which death or disability occurs. For purposes of this Agreement, the Executive shall be deemed to be "disabled" if, at any time during the Employment Period, the Executive shall have been unable to perform the duties of his employment hereunder for ninety (90) days in a period of two hundred seventy (270) days.

    B. TERMINATION FOR CAUSE. If the Executive fails to perform his duties hereunder or to comply with any of the material provisions hereof or commits any act of misconduct, malfeasance, gross negligence or disloyalty or disregards or seriously neglects his duties as an executive and employee of the Company, the Employment Period and the Executive's salary and other rights under this Agreement as an employee of the Company shall terminate effective upon notice from the Company to the Executive, but such termination shall not affect the liability of the Executive by reason of his misconduct, malfeasance, gross negligence or disloyalty.

    C. TERMINATION FOR REASONS OTHER THAN CAUSE, DEATH OR DISABILITY. If the Executive's employment shall be terminated by the Company for reasons other than as stated in Sections 7(A) or (B), the Company shall continue to pay the Executive as damages the salary specified in Section 4 for the period of one year, subject to the Executive's obligation under law to mitigate such damages or to offset such damages by amounts earned by the Executive subsequent to the termination of this Agreement.

8. COVENANT NOT TO DISCLOSE. The Executive covenants and agrees that he will not, at any time during or after the termination of his employment by the Company, communicate or disclose to any person, corporation or other entity, or use for his own account, or advise, discuss with, or in any way assist any other
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    person, corporation or other entity in obtaining or learning about, without the prior written consent of the Company, confidential information concerning the business and affairs of the Company or any of its Affiliates. The Executive further agrees that he shall retain all such knowledge and information concerning the foregoing in trust for the sole benefit of the Company and its Affiliates and their respective successors and assigns.

9. COVENANT NOT TO COMPETE. The Executive covenants and agrees that, during the Employment Period and for a period of one (1) year after the termination of the Employment Period, the Executive will not, directly or indirectly, own, render services or advice to , or be engaged in a business which is similar to or in competition with the business of the Company or any of its Affiliates, except upon the written consent of the Company. The foregoing prohibition shall specifically extend to (a) soliciting any employees of the Company for any reason and (b) soliciting any customers, suppliers, sponsors or promoters of the Company with respect to any activities similar to those engaged in by the Company.

10. ESSENTIAL NATURE OF COVENANTS. The covenants contained in Sections 8 and 9 of this Agreement shall be construed as independent of any other provision of this Agreement and the existence of any claim or cause of action of the Executive against the Company or any of its Affiliates, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of said covenants. The Executive understands that the covenants contained in Sections 8 and 9 are essential elements of the transactions contemplated by this agreement and, but for the agreement of the Executive to Sections 8 and 9 the Company would not have agreed to enter into such transaction. The Executive has been advised to consult with his counsel in order to be informed in all respects concerning the reasonableness and propriety of Sections 8 and 9 with specific regard to the nature of the business conducted by the Company, and the Executive acknowledges that Sections 8 and 9 are reasonable in all respects.

11. REMEDIES. In the event of a breach or threatened breach by the Executive of
    Section 8 or 9, the Company shall be entitled to make application for a temporary restraining order and an injunction restraining the Executive from the commission of such breach. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of money damages.

12. WAIVER OR BREACH. The waiver by the Company of a breach of any provision of this Agreement by the Executive shall not operate or be construed as a waiver of any subsequent breach by the Executive.

13. BINDING EFFECT. This agreement shall insure to the benefit of and shall be binding upon the parties hereto and their respective permitted successors, assigns,
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     heirs and legal representatives. The Company may assign this Agreement to an Affiliate without the consent of the Executive. The Executive may not assign this Agreement.

14. SEVERABILITY. The invalidity of all or any part of any section of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such section. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall, when executed, be deemed to be original, but all of which together shall constitute one and the same instrument.

16. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the state of California.

17. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

EASYRIDERS, INC.

By:/s/ William Prather          By: /s/ J. Robert Fabregas
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    WILLIAM PRATHER                  J. ROBERT FABREGAS
    PRESIDENT / CEO